RLHC Reports Second Quarter 2015 Results
Achieved 13.8% Systemwide RevPAR growth;
Continued Network Expansion with 17 New Franchise and Management Deals Executed in 2015;
Acquired GuestHouse International and Settle Inn Brands Increasing Portfolio to 129 Hotels in 30 States

SPOKANE, WA, August 4, 2015 - (GLOBE NEWSWIRE) -- RLHC (“Red Lion Hotels Corporation”) (NYSE: RLH), a hospitality company that operates and franchises upscale, midscale and economy hotels, today reported second quarter 2015 results.

Highlights:

•
RevPAR from comparable company operated hotels increased 13.7 percent year over year in the second quarter. Comparable Red Lion franchised hotels RevPAR increased 13.6 percent year over year in the second quarter.

•
ADR and Occupancy from comparable company operated hotels improved 5.0 percent and 570 bps year over year, respectively, in the second quarter. Red Lion franchised hotels ADR and Occupancy improved 3.5 percent and 570 bps year over year, respectively, in the second quarter.

•	Adjusted EBITDA in the second quarter improved 14.2% to $4.4 million compared to $3.9 million in the prior year.

•
Net loss per share as reported in the second quarter declined to $(0.10) compared with a net income per share of $0.26 in the prior year. After adjusting for special items, net loss per share of $(0.02) in the second quarter of 2015 was comparable to an adjusted net loss per share of $(0.02) in the second quarter of 2014.

•	On August 1, opened the first Hotel RL at Baltimore's Inner Harbor after completing the first phase of a joint venture and refinancing transaction on the property.

•	Acquired 73 franchise license agreements and all the intellectual property of GuestHouse International and Settle Inn brands, increasing RLHC’s portfolio to 129 hotels in 30 states.

Comparable operating results (as disclosed in the table by the same title) for the periods included in this release reflect the operating results of hotels that were in the system for at least one full calendar year as of the end of the current period other than hotels for which comparable results were not available. Throughout this release the Company refers to certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA. Please refer to the tables attached to this release for a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure determined in accordance with GAAP.

"We generated our second consecutive quarter of double digit comparable systemwide RevPAR growth," said RLHC President & CEO Greg Mount. "Importantly, these outstanding results were driven by significant lifts in both occupancy and rate, underscoring the strong consumer reception to our product, marketing vehicles and RevPak guest management system, all of which is enabling us to take share from competitors. This revenue growth, coupled with the sustainable operational improvements we have implemented, drove considerable hotel margin expansion and supported our ninth consecutive quarter of positive Adjusted EBITDA."

Mr. Mount continued, "We not only posted strong performance at our core hotels, we have also made significant progress on our national expansion strategy. We opened our first Hotel RL at Baltimore's Inner Harbor last weekend and the guest response to the new brand has been even better than we hoped. In addition, year-to-date, we have executed 16 franchise and management agreements for our core Red Lion brands, which expanded our footprint into Colorado, Pennsylvania and Texas. Further, with the closing of our acquisition of the GuestHouse International and Settle Inn brands in April, we have more than doubled our national footprint with 129 properties in 30 states. Integration is on track and we expect to leverage our superior technology and operating programs to meaningfully enhance the performance of these hotels. With a full suite of brands across the upscale, midscale and economy segments, we believe we have substantial runway to drive continued growth for RLHC and our shareholders."

Second Quarter 2015 Results

Comparable revenue from company operated hotels was $30.1 million, an increase of $3.4 million or 12.9 percent compared with the same period a year ago, primarily due to an increase in RevPAR. Comparable company operated RevPAR increased 13.7 percent to $71.65 driven by a 5.0 percent increase in ADR to $96.33 and a 570 basis point increase in occupancy. Systemwide Red Lion branded RevPAR increased 13.8 percent to $62.36 primarily from a 4.5 percent increase in ADR to $92.17 and a 560 basis point increase in occupancy. Comparable company operated hotel direct operating margin increased 650 basis points to 27.2 percent from 20.7 percent, mainly due the increase in RevPAR.

Franchise revenue was $3.2 million, a decrease of $1.2 million or 27.5 percent compared with the same period a year ago, principally due to a $2.1 million termination fee received in 2014 partially offset by a higher number of franchises added to the system in 2015. Net segment profits decreased $2.2 million over the prior year due to the $2.1 termination fee in the prior year.

Entertainment revenue decreased by $3.5 million and net segment profits decreased by $0.9 million compared with the same period a year ago, mainly due to a significant reduction in the number of show nights versus the prior year.

Net loss attributable to RLHC was $1.9 million compared with net income of $5.1 million in the same period a year ago. The decrease is primarily due to the recognition of $3.5 million of gain on the sales of properties in 2014, the $2.1 million early franchise termination fee in 2014, and the decreased profitability of our entertainment segment. Net loss per share was $0.10 versus a net income of $0.26 per share for the same period in 2014. After adjusting for special items, adjusted net loss per share in 2015 was $0.02, flat with an adjusted net loss of $0.02 per share in 2014.

Adjusted EBITDA improved 14.2% to $4.4 million compared with $3.9 million in the same period a year ago. The increase is primarily due to improved company-operated hotel operations, partially offset by lower year-over-year income in the Company's entertainment division.

Liquidity and Balance Sheet
At June 30, 2015, the Company had $81.3 million in cash and cash equivalents and consolidated outstanding debt of $95.5 million.

Capital expenditures for the first six months totaled $7.8 million, primarily utilized for renovations of Hotel RL Baltimore Inner Harbor and the twelve RL Venture properties.

Lodging Development Update
Year-to-date, the Company executed 14 new franchise agreements:

•	Red Lion Hotel Wenatchee, WA - previously owned

•	Red Lion Inn & Suites Redding, CA - new location

•	Red Lion Hotel Gallup, NM - new franchise owner

•	Red Lion Hotel Farmington, NM - new franchise owner

•	Red Lion Hotel Grants, NM - new franchise owner

•	Red Lion Inn & Suites Eugene, OR - new location

•	Red Lion Inn & Suites Sacramento Midtown, CA - new location

•	Red Lion Inn & Suites Spokane, WA - new location

•	Red Lion Hotel Harrisburg, PA - new location

•	Red Lion Hotel Bakersfield, CA - new location

•	Red Lion Hotel La Junta, CO - new location

•	Red Lion Inn & Suites Bryan, TX - new location

•	Red Lion Inn & Suites Texas City, TX - new location

•	Red Lion Hotel St. George, UT - new location

Year-to-date, excluding the 12 RL Venture hotels, the Company executed 3 new hotel management agreements:

•	Red Lion Hotel Bellevue, WA - previously owned

•	Hotel RL Baltimore Inner Harbor, MD - previously owned; opened August 2015

•	Red Lion Hotel Woodlake Conference Center Sacramento, CA - previously franchised

2015 Outlook
Based on the outlook for the markets in which the Company operates and on information currently available, the Company updates and affirms the following financial guidance for 2015, excluding the impact of the acquisition of the GuestHouse International and Settle Inn brands:

•	2015 RevPAR for comparable company operated hotels is now expected to increase 7 to 9 percent over 2014 versus the Company's prior guidance of an increase of 4 to 7 percent

•
Capital expenditures, including those associated with the 12 company operated RL Venture hotels and the related loan, are expected to be between $25 and $30 million, reduced from $30 to $35 million to more accurately reflect the timing of renovations for RL Venture properties

•	The Company expects to add between 20 and 30 hotels in the Red Lion brands in 2015

Conference Call Information
The Company will conduct a conference call on August 4, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time), to discuss the results for interested investors, analysts and portfolio managers. Hosting the call will be President and Chief Executive Officer Greg Mount and Executive Vice President and Chief Financial Officer Jim Bell.

To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: 877-407-8289. International callers should dial 201-689-8341.

This conference call will also be webcast live on www.redlion.com in the Investor Relations section of the website. To listen to the live call, please login at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available on Aug. 4, 2015, through Sept. 4, 2015, at 877-660-6853 or 201-612-7415 (International), using access code 13614306. The replay will also be available shortly after the call on the website.

About RLHC
Red Lion Hotels Corporation is a hospitality company primarily engaged in the franchising, management and ownership of upscale, midscale and economy hotels under the Hotel RL, Red Lion Hotel, Red Lion Inn & Suites, GuestHouse International and Settle Inn brands. Established in 1959, the Company has 130 hotels systemwide and also owns and operates an entertainment and event ticket distribution business. For more information, please visit the company's website at www.redlion.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company's annual report on Form 10-K for the year ended December 31, 2014, and in other documents filed by the Company with the Securities and Exchange Commission.

For Additional Information:

Pam Scott, VP, Corporate Communications
(509) 777-6393 (Direct)
(509) 570-4610 (Cell)
Pam.Scott@redlion.com

Red Lion Hotels Corporation
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Three Months Ended June 30,
	2015	2014	$ Change	% Change
Revenue:
Company operated hotels	$30,348	$31,399	$(1,051)	(3.3)
Other revenues from managed properties	964	—	964	n/m
Franchised hotels	3,229	4,453	(1,224)	(27.5)
Entertainment	2,060	5,538	(3,478)	(62.8)
Other	12	18	(6)	(33.3)
Total revenues	36,613	41,408	(4,795)	(11.6)
Operating expenses:
Company operated hotels	22,218	25,236	(3,018)	(12.0)
Other costs from managed properties	964	—	964	n/m
Franchise	3,031	2,056	975	47.4
Entertainment	2,249	4,797	(2,548)	(53.1)
Other	9	51	(42)	(82.4)
Depreciation and amortization	3,144	3,182	(38)	(1.2)
Hotel facility and land lease	1,594	1,171	423	36.1
Gain on asset dispositions, net	(88)	(3,404)	3,316	n/m
General and administrative expenses	2,800	2,066	734	35.5
Total operating expenses	35,921	35,155	766	2.2
Operating income (loss)	692	6,253	(5,561)	(88.9)
Other income (expense):
Interest expense	(1,738)	(1,178)	(560)	(47.5)
Other income, net	35	64	(29)	(45.3)
Income (loss) before taxes	(1,011)	5,139	(6,150)	n/m
Income tax expense	(25)	—	(25)	n/m
Net income (loss) from continuing operations	(986)	5,139	(6,125)	n/m
Discontinued operations (1)
Loss from discontinued business units, net of income tax benefit of $0	—	(1)	1	n/m
Loss on disposal of the assets of discontinued business units, net of income tax benefit of $0	—	—	—	n/m
Net income (loss) from discontinued operations	—	(1)	1	n/m
Net income (loss)	(986)	5,138	(6,124)	n/m
Net (income) loss attributable to noncontrolling interest	(936)	—	(936)	n/m
Net income (loss) attributable to Red Lion Hotels Corporation	$(1,922)	$5,138	$(7,060)	n/m
Unrealized loss on cash flow hedge, net of tax	—	(71)	71	n/m
Comprehensive income (loss)	$(1,922)	$5,067	$(6,989)	n/m

Earnings per share - basic
Income (loss) from continuing operations attributable to RLHC	$(0.10)	$0.26
Income (loss) from discontinued operations	$—	$—
Net income (loss) attributable to RLHC	$(0.10)	$0.26
Earnings per share - diluted
Income (loss) from continuing operations attributable to RLHC	$(0.10)	$0.26
Income (loss) from discontinued operations	$—	$0.00
Net income (loss) attributable to RLHC	$(0.10)	$0.26

Non-GAAP Financial Measures(2)
EBITDA	$2,935	$9,498	$(6,563)	(69.1)
Adjusted EBITDA	$4,434	$3,883	$551	14.2
Adjusted net income (loss)	$(423)	$(477)	$54	11.3

(1) Discontinued operations includes a hotel in Eugene, Oregon that ceased operations in first quarter 2014.
(2) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Six Months Ended June 30,
	2015	2014	$ Change	% Change
Revenue:
Company operated hotels	$54,120	$57,323	$(3,203)	(5.6)
Other revenues from managed properties	1,127	—	1,127	n/m
Franchised hotels	5,322	5,978	(656)	(11.0)
Entertainment	5,736	10,644	(4,908)	(46.1)
Other	23	51	(28)	(54.9)
Total revenues	66,328	73,996	(7,668)	(10.4)
Operating expenses:
Company operated hotels	43,139	48,050	(4,911)	(10.2)
Other costs from managed properties	1,127	—	1,127	n/m
Franchise	5,407	3,498	1,909	54.6
Entertainment	5,375	8,854	(3,479)	(39.3)
Other	17	165	(148)	(89.7)
Depreciation and amortization	6,119	6,325	(206)	(3.3)
Hotel facility and land lease	3,195	2,325	870	37.4
Gain on asset dispositions, net	(16,503)	(3,479)	(13,024)	(374.4)
General and administrative expenses	5,126	4,180	946	22.6
Total operating expenses	53,002	69,918	(16,916)	(24.2)
Operating income (loss)	13,326	4,078	9,248	226.8
Other income (expense):
Interest expense	(3,240)	(2,396)	(844)	(35.2)
Loss on early retirement of debt	(1,159)	—	(1,159)	n/m
Other income, net	306	158	148	93.7
Income (loss) before taxes	9,233	1,840	7,393	401.8
Income tax expense	87	31	56	180.6
Net income (loss) from continuing operations	9,146	1,809	7,337	405.6
Discontinued operations (1)
Loss from discontinued business units, net of income tax benefit of $0	—	(187)	187	n/m
Loss on disposal of the assets of discontinued business units, net of income tax benefit of $0	—	(2)	2	n/m
Net income (loss) from discontinued operations	—	(189)	189	n/m
Net income (loss)	9,146	1,620	7,526	464.6
Net (income) loss attributable to noncontrolling interest	(906)	—	(906)	n/m
Net income (loss) attributable to Red Lion Hotels Corporation	$8,240	$1,620	$6,620	408.6
Unrealized loss on cash flow hedge, net of tax	—	(72)	72	n/m
Comprehensive income (loss)	$8,240	$1,548	$6,692	432.3

Earnings per share - basic
Income (loss) from continuing operations attributable to RLHC	$0.41	$0.09
Income (loss) from discontinued operations	$—	$(0.01)
Net income (loss) attributable to RLHC	$0.41	$0.08
Earnings per share - diluted
Income (loss) from continuing operations attributable to RLHC	$0.41	$0.09
Income (loss) from discontinued operations	$—	$(0.01)
Net income (loss) attributable to RLHC	$0.41	$0.08

Non-GAAP Financial Measures(2)
EBITDA	$17,686	$10,372	$7,314	70.5
Adjusted EBITDA	$4,514	$4,373	$141	3.2
Adjusted net income (loss)	$(4,932)	$(4,379)	$(553)	(12.6)

(1) Discontinued operations includes a hotel in Eugene, Oregon that ceased operations in first quarter 2014.
(2) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except per share data)

	June 30, 2015	December 31, 2014
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$81,332	$5,126
Restricted cash	7,506	225
Accounts receivable, net	7,931	6,752
Notes receivable, net	232	2,944
Inventories	954	1,013
Prepaid expenses and other	2,962	3,671
Deferred income taxes	401	—
Assets held for sale	—	21,173
Total current assets	101,318	40,904
Property and equipment, net	162,001	160,410
Goodwill	8,512	8,512
Intangible assets	17,210	7,012
Notes receivable, long term	1,693	2,340
Other assets, net	4,315	3,849
Total assets	$295,049	$223,027
LIABILITIES
Current liabilities:
Accounts payable	$5,636	$2,952
Accrued payroll and related benefits	4,884	4,567
Other accrued entertainment expenses	6,625	5,625
Other accrued expenses	6,632	2,547
Deferred income taxes	—	2,778
Total current liabilities	23,777	18,469
Long-term debt, due after one year, net of discount	95,482	60,698
Deferred income	2,754	2,988
Deferred income taxes	3,252	35
Total liabilities	125,265	82,190
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders' equity
Preferred stock- 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 19,983,697 and 19,846,508 shares issued and outstanding	200	198
Additional paid-in capital, common stock	142,707	153,671
Accumulated other comprehensive income (loss), net of tax	—	(203)
Retained earnings (accumulated deficit)	(4,589)	(12,829)
Total Red Lion Hotels Corporation stockholders' equity	138,318	140,837
Noncontrolling interest	31,466	—
Total stockholders’ equity	169,784	140,837
Total liabilities and stockholders’ equity	$295,049	$223,027

Red Lion Hotels Corporation
Additional Hotel Statistics
(unaudited)

Systemwide Hotels as of June 30, 2015	Hotels	Rooms
Company operated hotels
Majority owned and consolidated	12	2,530
Leased	5	1,027
Managed	2	487
Franchised hotels	109	10,359
Leo Hotel Collection	1	300
Total systemwide	129	14,703

Comparable Hotel Statistics from Continuing Operations (1)(5)
	For the three months ended June 30,
	2015				2014
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy(2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	74.4%		$96.33	$71.65	68.7%	$91.78	$63.04
Franchised hotels
Midscale	63.5%		$85.62	$54.35	57.8%	$82.71	$47.83
Economy (pro forma) (5)	55.6%		$70.76	$39.36	53.8%	$67.72	$36.42
Systemwide
Midscale	67.7%		$92.17	$62.36	62.1%	$88.20	$54.81
Economy (pro forma) (5)	55.6%		$70.76	$39.36	53.8%	$67.72	$36.42

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	570	bps	5.0%	13.7%
Franchised hotels
Midscale	570	bps	3.5%	13.6%
Economy (pro forma) (5)	180	bps	4.5%	8.1%
Systemwide
Midscale	560	bps	4.5%	13.8%
Economy (pro forma) (5)	180	bps	4.5%	8.1%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the end of the current period other than hotels for which comparable results were not available.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Comparable Hotel Statistics from Continuing Operations (1)(5)
	For the six months ended June 30,
	2015				2014
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy (2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	67.1%		$92.59	$62.09	62.7%	$88.15	$55.31
Franchised hotels
Midscale	57.3%		$84.34	$48.32	52.3%	$80.85	$42.31
Economy (pro forma) (5)	49.2%		$68.21	$33.55	47.2%	$65.97	$31.13
Systemwide
Midscale	61.1%		$89.60	$54.71	$0.57	$85.45	$48.33
Economy (pro forma) (5)	49.2%		$68.21	$33.55	47.2%	$65.97	$31.13

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	440	bps	5.0%	12.3%
Franchised hotels
Midscale	500	bps	4.3%	14.2%
Economy (pro forma) (5)	200	bps	3.4%	7.8%
Systemwide
Midscale	450	bps	4.9%	13.2%
Economy (pro forma) (5)	200	bps	3.4%	7.8%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the end of the current period other than hotels for which comparable results were not available.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Red Lion Hotels Corporation
Comparable Operations and Data From Continuing Operations
(unaudited)
($ in thousands)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that were operated by the Company for at least one full calendar year as of the end of the current period other than hotels for which comparable results were not available. Comparable results exclude eight hotels which were sold or closed, one hotel which was converted from owned to managed, one hotel which was converted from franchised to managed, and one hotel which was not yet operating.

We utilize these comparable measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. Comparable operating results are not intended to represent reported operating results defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Company operated hotel revenue from continuing operations	$31,312	$31,399	$55,247	$57,323
less: revenue from sold and closed hotels	—	(4,760)	(918)	(9,904)
less: revenue from hotels without comparable results	(1,249)	—	(1,444)	—
Comparable company operated hotel revenue	$30,063	$26,639	$52,885	$47,419

Company operated hotel operating expenses from continuing operations	23,182	25,236	$44,266	$48,050
less: operating expenses from sold and closed hotels	(265)	(4,124)	(1,227)	(8,831)
less: operating expenses from hotels without comparable results	(1,037)	—	(1,216)	—
Comparable company operated hotel operating expenses	$21,880	$21,112	$41,823	$39,219

Company operated hotel direct operating margin from continuing operations	$8,130	$6,163	$10,981	$9,273
less: operating margin from sold and closed hotels	$265	$(636)	309	(1,073)
less: operating margin from hotels without comparable results	$(212)	$—	$(228)	$—
Comparable company operated hotel direct margin	$8,183	$5,527	$11,062	$8,200
Comparable company operated hotel direct margin %	27.2%	20.7%	20.9%	17.3%

Red Lion Hotels Corporation
Reconciliation of Non-GAAP Measures
(unaudited)
($ in thousands)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness.
Adjusted EBITDA and Adjusted net income (loss) are additional measures of financial performance. We believe that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.
EBITDA, Adjusted EBITDA and Adjusted net income (loss) are commonly used measures of performance in the industry. We utilize these measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. EBITDA, Adjusted EBITDA and Adjusted net income (loss) are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA and Adjusted net income (loss) differently than we do or may not calculate them at all, limiting the usefulness of EBITDA, Adjusted EBITDA and Adjusted net income (loss) as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
Net income (loss) attributable to Red Lion Hotels Corporation		$(1,922)	$5,138	$8,240	$1,620
	Depreciation and amortization	3,144	3,182	6,119	6,325
	Interest expense	1,738	1,178	3,240	2,396
	Income tax expense	(25)	—	87	31
EBITDA		$2,935	$9,498	$17,686	$10,372
	Noncontrolling interest (1)	936	—	906	—
	Loss on discontinued operations (2)	—	1	—	189
	Gain on asset dispositions (3)	—	(3,521)	(16,362)	(3,521)
	Loss on early retirement of debt (4)		—	1,159	—
	Lease termination costs (5)	563	—	1,125	—
	Franchise termination fees (6)	—	(2,095)	—	(2,095)
	Termination of loyalty program (7)	—	—	—	(572)
Adjusted EBITDA		$4,434	$3,883	$4,514	$4,373

(1)	Represents noncontrolling interests in consolidated joint ventures.
(2)	Discontinued operations include a hotel in Eugene, Oregon that ceased operations in the first quarter of 2014.
(3)
In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. In the second quarter of 2014, we recorded $3.5 million in gain on the sales of the Yakima, Kelso, Kennewick and Canyon Springs properties. These amounts are included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of comprehensive income (loss).

(4)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(5)
In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded $0.6 million of additional amortized lease termination fees in the first and second quarters of 2015.

(6)
In the second quarter of 2014, we recorded $2.1 million in revenue for an early termination fee related to the Seattle Fifth Avenue Hotel terminating its franchise agreement. This amount is included in the line item "Franchised hotels revenue" on the accompanying consolidated statements of comprehensive income (loss).

(7)	In 2014, we recognized a non-cash benefit related to the termination of our loyalty program.

Red Lion Hotels Corporation
Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(unaudited)
($ in thousands)

The following is a reconciliation of adjusted net income to net income (loss) for the periods presented:

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
Net income (loss) attributable to Red Lion Hotels Corporation		$(1,922)	$5,138	$8,240	$1,620
	Noncontrolling interest (1)	936	—	906	—
	Loss on discontinued operations (2)	—	1	—	189
	Gain on asset dispositions (3)	—	(3,521)	(16,362)	(3,521)
	Loss on early retirement of debt (4)	—	—	1,159	—
	Lease termination costs (5)	563	—	1,125	—
	Franchise termination fees (6)	—	(2,095)	—	(2,095)
	Termination of loyalty program (7)	—	—	—	(572)
Adjusted net income (loss)		$(423)	$(477)	$(4,932)	$(4,379)

Adjusted net income (loss) per share		$(0.02)	$(0.02)	$(0.25)	$(0.22)
Weighted average shares - basic		19,955	19,755	19,926	19,736
Weighted average shares - diluted		19,955	19,755	19,926	19,736

(1)	Represents noncontrolling interests in consolidated joint ventures.
(2)	Discontinued operations include a hotel in Eugene, Oregon that ceased operations in the first quarter of 2014.
(3)
In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. In the second quarter of 2014, we recorded $3.5 million in gain on the sales of the Yakima, Kelso, Kennewick and Canyon Springs properties. These amounts are included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of comprehensive income (loss).

(4)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(5)
In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded $0.6 million of additional amortized lease termination fees in the first and second quarters of 2015.

(6)
In the second quarter of 2014, we recorded $2.1 million in revenue for an early termination fee related to the Seattle Fifth Avenue Hotel terminating its franchise agreement. This amount is included in the line item "Franchised hotels revenue" on the accompanying consolidated statements of comprehensive income (loss).

(7)	In 2014, we recognized a non-cash benefit related to the termination of our loyalty program.